Exhibit 99.1

Zion Oil & Gas, Inc. Announces Award of New Megiddo Valleys License 434 Allowing for Ongoing Oil And Gas Exploration in Israel

Re-Completion Operations in the Megiddo-Jezreel #1 Well (MJ-01) to move forward.

DALLAS and CAESAREA, Israel, September 14, 2023 /PRNewswire/ -- Zion Oil & Gas, Inc. (OTCQX: ZNOG) is excited to announce that the State of Israel has awarded Zion a new exploration license, named the Megiddo Valleys #434.

"Today marks a significant milestone for Zion Oil & Gas, and we are thankful to our persevering shareholders and supporters," said Zion Oil & Gas CEO Rob Dunn. “This license is a major endorsement from the State of Israel and affirms our longstanding commitment to unlocking Israel’s onshore energy potential.”

Approximate boundaries of Zion’s new exploration license area awarded on September 14, 2023.

This exploration license 434, similar to Zion’s previous exploration licenses, will be valid for three years until September 13, 2026, with the option of four 1-year extensions for a total of seven full years until September 13, 2030. This new license includes approximately 302 square kilometers or about 75,000 acres.

Zion plans to start re-completion operations on the Megiddo-Jezreel #1 well (MJ-01) as soon as possible. Zion is deploying new technologies, focusing on new stimulation methods for MJ-01, and aiming to potentially unlock hydrocarbon flows in several identified key zones. Zion has already procured service contractors and ancillary items required for efficient operations and anticipates commencing operations in Q4.

Zion attributes these achievements to God’s faithful provision through the unwavering support of its shareholders and steadfast prayers for Zion Oil & Gas.

"We’ve had to wait patiently for this license, and God uses times of waiting to prepare His people for greater things,” said Zion Oil & Gas Founder John Brown. “We know that our trust in God will never be without reward according to His Plans."

About Zion Oil & Gas

Zion Oil & Gas, a US public company traded on the OTC Market, explores for oil and gas onshore in Israel.

Investments can be made directly and without brokerage fees or commissions via Zion’s website at www.zionoil.com through Zion’s Direct Stock Purchase Program.

“Blessed is the one who perseveres under trial because, having stood the test, that person will receive the crown of life that the Lord has promised to those who love him.”

James 1:12

“To every thing there is a season, and a time to every purpose under the heaven.”
Ecclesiastes 3:1

“The Lord Himself goes before you and will be with you; He will never leave you nor forsake you. Do not be afraid; do not be discouraged.”

Deuteronomy 31:8

“Sing to the Lord, for He has done glorious things; let this be known to all the world. Shout aloud and sing for joy, people of Zion, for great is the Holy One of Israel among you.”

Isaiah 12:5-6

Contact:

Andrew Summey

VP, Marketing and Investor Relations

Zion Oil & Gas, Inc. (OTCQX: ZNOG)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

Telephone: 888-891-9466

Email: info@zionoil.com

www.zionoil.com

FORWARD-LOOKING STATEMENTS: Statements in this communication that are not historical fact, including, but not limited to, statements regarding Zion’s operations and the results therefrom, including testing and completion; Zion's ability to discover and produce oil in commercial quantities; Zion’s ability to continue as a going concern; operational risks in ongoing exploration efforts; regulatory approvals needed for exploration within our license and the rig’s operation; the effect, if any, of the coronavirus pandemic on the timing of the operation of the well, and liquidity for shareholders on the OTC market are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties, and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Zion’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Zion’s filings with the SEC. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

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